UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 10, 2013, Verizon Communications Inc. (“Verizon”) filed with the U.S. Securities and Exchange Commission a prospectus (the “U.S. Prospectus”) with respect to the shares of Verizon common stock to be issued as stock consideration in the previously announced transaction pursuant to which Verizon will acquire Vodafone’s indirect 45% interest in Cellco Partnership d/b/a Verizon Wireless (the “transaction”). Verizon is mailing or otherwise delivering the U.S. Prospectus to Vodafone’s U.S. and Canadian shareholders.

Also on December 10, 2013, Verizon published a separate prospectus prepared in accordance with the prospectus rules of the U.K. Listing Authority made under Section 73A of the U.K. Financial Services and Markets Act 2000 (the “U.K. Prospectus”) relating to the shares of Verizon common stock to be issued as stock consideration in the transaction. Vodafone shareholders other than Vodafone’s U.S. and Canadian shareholders should refer to the U.K. Prospectus unless they are prohibited or restricted from doing so by any relevant laws or jurisdictions. The U.K. Prospectus is furnished as Exhibit 99.1 hereto.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the U.S. Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Verizon Communications Inc. U.K. Prospectus, dated December 10, 2013.

Advertisement

This communication is deemed to be an advertisement for the purposes of the U.K. Prospectus Rules and is not a prospectus or a prospectus equivalent document. Any decision to subscribe for, purchase, otherwise acquire, sell, or otherwise dispose of any shares of Verizon common stock must be made only on the basis of the information contained in and incorporated by reference into the U.K. Prospectus.

Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the ability to realize the expected benefits of our proposed transaction with Vodafone in the timeframe expected or at all; the ability to complete the Vodafone transaction in the timeframe expected or at all and the costs that could be required to do so; failure to obtain applicable regulatory or shareholder approvals in connection with the Vodafone transaction in a timely manner or at all; failure to satisfy other closing conditions to the Vodafone transaction or events giving rise to termination of the transaction agreement; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significantly increased levels of indebtedness as a result of the Vodafone transaction; changes in tax laws or treaties, or in their interpretation; adverse conditions in the U.S. and international economies; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; the effects of competition in the markets in which we operate; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2013	/s/ William L. Horton, Jr.
	Name:	William L. Horton, Jr.
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Verizon Communications Inc. U.K. Prospectus, dated December 10, 2013.